Exhibit 10.20

                             INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of May ___, 2002, by and among TRANSPORTATION RECEIVABLES 1992, LLC, a Delaware limited liability company (together with its successors and assigns, "TRI"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, "GECC"), and TRAILER BRIDGE, INC., a New York corporation (together with its successors and assigns, "Borrower").

The parties hereto hereby agree as follows:


1.      Definitions.  (a) The following terms shall have the following meanings:


        "Agreement": this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "Collateral":  the GECC Priority Collateral and the Designated
Collateral.

        "Designated Collateral": the collective reference to the Designated Equipment and the Designated Headquarters Facility.

        "Designated Equipment": the International Tractors and Aluminum Van Trailers more particularly described on Schedule A hereto, the titles to which note, or will note, the first priority lien of TRI and the second priority lien of GECC.

        "Designated Headquarters Facility": the Borrower's headquarters and truck facility and surrounding land in Jacksonville, Florida as more particularly described on Exhibit B hereto.

        "Enforcement Action": the commencement of any action to foreclose on the security interests or liens in all or any portion of the Designated Collateral, or the commencement of any legal proceedings or actions against or with respect to all or any portion of the Designated Collateral.

        "GECC Loans": the loans made by GECC to Borrower pursuant to the GECC Loan Agreement.

        "GECC Loan Agreement": the Loan and Security Agreement dated as of December 27, 2000, between Borrower and GECC, as the same has or may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Loan Agreement (whether provided by the original GECC or a successor GECC or other Lenders).

        "GECC Loan Documents": the collective reference to the GECC Loan Agreement, the GECC Notes, the GECC Security Documents and all other documents that from time to time evidence the GECC Obligations or secure or support payment or performance thereof.

        "GECC Notes": the promissory notes of Borrower outstanding from time to time under the GECC Loan Agreement.

        "GECC Obligations": the collective reference to the unpaid principal of and interest on the GECC Notes and all other obligations and liabilities of Borrower to GECC of whatever kind or nature (including, without limitation, interest accruing at the then applicable rate provided in the GECC Loan Agreement after the maturity of the GECC Loans and interest accruing at the then applicable rate provided in the GECC Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of, or in connection with, the GECC Loan Agreement, the GECC Notes, this Agreement, the other GECC Loan Documents or any other document made, delivered or given by Borrower, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to GECC that are required to be paid by Borrower pursuant to the terms of the GECC Loan Agreement or this Agreement or any other GECC Loan Document).

        "GECC Priority Collateral": the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the GECC Obligations. The term "GECC Priority Collateral" shall not include the Designated Collateral.

        "GECC Security Documents": the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the GECC Obligations.

        "Insolvency Event": (a) Borrower commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower making a general assignment for the benefit of its creditors; or (b) there being commenced against Borrower any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days.

        "TRI Loan Agreement": the Loan and Security Agreement, dated as of April __, 2002, between Borrower and TRI, as the same may be amended, modified or otherwise supplemented from time to time.

        "TRI Loan Documents": the collective reference to the TRI Loan Agreement, the TRI Notes, the Florida Mortgage and any other documents or instruments that from time to time evidence the TRI Obligations or secure or support payment or performance thereof.

        "TRI Loans": the loans made by TRI pursuant to the TRI Loan Agreement.

        "TRI Notes": the promissory notes of Borrower outstanding from time to time under the TRI Loan Agreement.

        "TRI Obligations": the collective reference to the unpaid principal and interest on the TRI Notes and all other obligations and liabilities of Borrower to TRI (including, without limitation, interest accruing at the then applicable rate provided in the TRI Loan Agreement, TRI Notes after the maturity of the TRI Loans and interest accruing at the then applicable rate provided in the TRI Loan Agreement TRI Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the TRI Loan Agreement, the TRI Notes, this Agreement, or any other TRI Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to TRI that are required to be paid by Borrower pursuant to the terms of the TRI Loan Agreement or this Agreement or any other TRI Loan Document).

        (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

        (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.      Rights in Designated Collateral/Payments.

        (a) Notwithstanding anything to the contrary contained in any GECC Loan Document, any TRI Loan Document or any provision herein:

                (i) TRI shall have a first and prior security interest and lien in the Designated Collateral and all proceeds of the Designated Collateral; and

                (ii) GECC shall have a second priority and subordinate (to that of TRI) security interest and lien in the Designated Collateral and all proceeds of the Designated Collateral. GECC shall have a first priority security interest and lien in all GECC Priority Collateral and any other property constituting Collateral hereafter acquired by Borrower.

        (b) So long as the TRI Obligations have not been paid in full and any TRI Security Document remains in effect, TRI shall give GECC twenty (20) prior days written notice of any Enforcement Action by TRI with respect to any Designated Collateral, including without limitation, any notice by TRI to Borrower to assemble all or part of the Designated Collateral and make it available to TRI at a place designated thereby.

        (c) So long as the TRI Obligations have not been paid in full and any TRI Security Document remains in effect, GECC will not (i) until the occurrence of an Insolvency Event or the commencement of an Enforcement Action by TRI, exercise or seek to exercise any rights or exercise any remedies with respect to any Designated Collateral or (ii) until the occurrence of an Insolvency Event or the commencement of an Enforcement Action by TRI, institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure with respect to any Designated Collateral or (iii) contest, protest or object to any foreclosure proceeding, postpetition financing, use of cash collateral or action brought by TRI or any other exercise by TRI of any rights and remedies under any TRI Loan Documents with respect to any Designated Collateral.

        (d) Notwithstanding anything to the contrary contained herein, in the event that the Designated Collateral is sold in connection with the sale of substantially all of the assets or capital stock of Borrower, TRI shall be entitled to receive all proceeds from such sale for application to the TRI Obligations to the extent that the proceeds from such sale attributable to the Designated Collateral, net of all pro rata costs and expenses of such sale, are identifiable both as to items sold and proceeds received.

        (e) (i) Notwithstanding anything in this Agreement to the contrary, TRI agrees that after the occurrence of an "Event of Default" under the GECC Loan Agreement, GECC shall have the irrevocable right, at GECC's option but upon prior written notice of the exercise thereof to TRI (the "Assembly Notice"), for a period of ninety (90) days after the Assembly Notice is delivered to TRI, to use, without cost or charge to GECC, the Designated Equipment as it deems necessary in order to assemble all or part of the GECC Priority Collateral and, upon the Designated Equipment reaching the final point of assembly for the GECC Priority Collateral, GECC shall give to TRI written notice of the location (including street address) of the Designated Equipment.

        (ii) Notwithstanding anything in this Agreement to the contrary, TRI agrees that after the occurrence of an "Event of Default" under the GECC Loan Agreement, GECC shall have the irrevocable right, at GECC's option, for a period of one hundred eighty (180) days after the Assembly Notice is delivered to TRI, to use, without cost or charge to GECC, the Designated Headquarters Facility as it deems necessary with respect to GECC's realization on the GECC Priority Collateral. TRI agrees that the Collateral may be stored, utilized, and/or installed at the Designated Headquarters Facility and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any Collateral becomes so related to the real estate that an interest therein would otherwise arise under applicable law. TRI acknowledges that GECC or its representatives or invitees may enter upon the Designated Headquarters Facility at any time without any interference by TRI to inspect, repossess, remove or otherwise deal with the Collateral, and GECC may advertise and conduct public auctions or private sales of the Collateral at the Designated Headquarters Facility, in each case without interference by TRI or liability of GECC to TRI. GECC shall not be liable for any diminution in value of the Designated Headquarters Facility caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral, and GECC shall have no duty or obligation to remove or dispose of any Collateral or any other property left at the Designated Headquarters Facility. The use of the Designated Headquarters Facility by GECC as set forth herein shall not constitute an assumption by GECC of any of the obligations under the TRI Loan Documents.

        (f) Subject to Section 2(e), GECC agrees that after the occurrence of an Insolvency Event or the commencement of an Enforcement Action by TRI with respect to the Designated Collateral, TRI shall have the irrevocable right, at TRI's option, for a period of one hundred eighty (180) days thereafter, to use, without cost or charge to TRI, the Designated Collateral as it deems necessary, free of any claims or actions by GECC. The use of the Designated Collateral by TRI as set forth herein shall not constitute an assumption by TRI of any of the obligations under the GECC Loan Documents.

        (g) Unless and until the GECC Obligations have been paid in full and the obligation of GECC to extend credit to the Borrower under the GECC Loan Documents shall have been irrevocably terminated, without the express prior written consent of GECC, TRI will not take, demand or receive from Borrower, and the Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) or security for (other than the Designated Collateral) the whole or any part of the TRI Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the TRI Obligations unless such payment is from the proceeds of the disposition of the Designated Collateral, which proceeds are applied in accordance with Section 3 hereof; provided, however, that at any time, except when an Event of Default has occurred and is continuing or would result therefrom, the Borrower may make, and TRI may receive, regularly scheduled payments on account of interest on the TRI Notes in accordance with the terms thereof determined on a pre-default non-accelerated basis.

3.      Proceeds, Etc.

        Any money, property or securities realized upon the sale, disposition or other realization by TRI or Borrower upon all or any part of the Designated Collateral, including but not limited to insurance proceeds received as a result of damaged or destroyed Designated Equipment, shall be applied in the following order:

                First, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by TRI in connection with the such realization on the Designated Collateral or the protection of their rights and interests therein;

                Second, to the payment in full of all TRI Obligations in such order as TRI may elect in its sole discretion;

                Third, to the distribution to GECC for payment in full of all the GECC Obligations in such order as GECC may elect in its sole discretion; and

                Fourth, to pay to Borrower, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining.

4.      No Representations, Etc.

        (a) GECC has not made and does not hereby or otherwise make to TRI, any representations or warranties, express, or implied, nor does GECC assume any liability to TRI with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the GECC Obligations, (b) the enforceability, validity, value or collectibility of the GECC Obligations or the TRI Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the GECC Obligations or the TRI Obligations or (c) Borrower's title or right to transfer any collateral or security.

        (b) TRI has not made and does not hereby or otherwise make to GECC, any representations or warranties, express, or implied, nor does TRI assume any liability to GECC with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the TRI Obligations, (b) the enforceability, validity, value or collectibility of the TRI Obligations or the GECC Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the TRI Obligations or the GECC Obligations or (c) Borrower's title or right to transfer any collateral or security.

5. Waiver of Claims. To the maximum extent permitted by law, GECC waives any claim it might have against TRI with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of TRI, or its directors, officers, employees or agents with respect to any exercise of rights or remedies under the TRI Loan Documents or any transaction relating to the Designated Collateral. Neither TRI nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Designated Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Designated Collateral upon the request of Borrower or GECC or any other person or entity or to take any other action whatsoever with regard to the Designated Collateral or any part thereof.

5. Provisions Applicable After Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event.

6. Invalidated Payments. To the extent that TRI receives payments on, or proceeds of Designated Collateral for, the TRI Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the TRI Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by TRI.

7. Amendments to Loans. (a) TRI shall not increase modify or amend any of the terms of the TRI Loans, including but not limited to increasing the principal amount due thereunder, with the prior written consent of GECC. No amount repaid by Borrower to TRI in respect of the TRI loans may be re-borrowed at any time. (b) GECC will not increase the Maximum Amount (as such term is defined in the GECC Loan Agreement) nor extend the Stated Expiry Date (as such term is defined in the GECC Loan Agreement) without the prior written consent of TRI.

8. Further Assurances. GECC, TRI and Borrower, at their own expense and at any time from time to time, upon the written request of GECC or TRI, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further actions as GECC or TRI, as the case may be, reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

9. Expenses. (a) Borrower will pay or reimburse GECC and TRI, upon demand, for all their respective costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to GECC or TRI, as applicable.

        (b) Borrower will pay, indemnify, and hold each of GECC and TRI harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any GECC or TRI, as applicable, with respect to any of the foregoing.

10. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of GECC on the one hand and TRI on the other, and no other person or entity shall have any right, benefit or other interest under this Agreement.

11. Notices. All notices, requests and demands to or upon GECC or Borrower or TRI to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  If to GECC:

                           GENERAL ELECTRIC CAPITAL CORPORATION
                           800 Connecticut Avenue, Two North
                           Norwalk, Connecticut 06854
                           Facsimile:203 852-3660
                           Attention: Trailer Bridge-Account Manager

                  If to Borrower:

                           TRAILER BRIDGE, INC.
                           10405 New Berlin Road E.
                           Jacksonville, Fl 32226
                           Facsimile:
                           Attention: Chief Executive Officer

                  If to TRI:

                           TRANSPORTATION RECEIVABLES 1992, LLC
                           c/o Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Facsimile:212-504-6666
                           Attention: Malcolm P. Wattman, Esq.


GECC, Borrower and TRI may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.


12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with each of GECC and TRI.

13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Integration. This Agreement represents the agreement of GECC and TRI with respect to the subject matter hereof and there are no promises or representations by GECC or TRI relative to the subject matter hereof not reflected herein.

15. Amendments in Writing; No Waiver: Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by GECC, Borrower and TRI; provided that any provision of this Agreement may be waived by GECC or TRI in a letter or agreement executed by GECC or TRI, as applicable, or by telex or facsimile transmission from GECC or TRI, as applicable.

        (b) No failure to exercise, nor any delay in exercising, on the part of GECC or TRI, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17. Successors and Assigns. (a) This Agreement shall be binding upon the successors, heirs, administrators, executors and assigns of Borrower and GECC and shall inure to the benefit of TRI and its successors and assigns.

        (b) Upon a successor becoming the "Lender" under the TRI Loan Agreement, such successor "Lender" automatically shall become TRI hereunder with all the rights and powers of TRI hereunder without the need for any further action on the part of any party hereto.

18. GOVERNING LAW. CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF BORROWER, GECC AND TRI HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, GECC AND TRI PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE GECC LOAN DOCUMENTS OR ANY OF THE TRI DOCUMENTS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE TRI FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE DESIGNATED COLLATERAL OR ANY OTHER SECURITY FOR THE TRI OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRI. EACH OF BORROWER AND GECC EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF BORROWER AND GECC HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF BORROWER AND GECC HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR GECC'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.


19. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.


                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.




                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as GECC

                                        By:_____________________________________
                                        Title: Duly Authorized Signatory


                                        TRAILER BRIDGE, INC., as Borrower

                                        By:_____________________________________
                                        Title:


                                       TRANSPORTATION RECEIVABLES 1992, LLC,
                                       as TRI


                                       By:______________________________________
                                       Title:

                                   SCHEDULE A
                              DESIGNATED COLLATERAL